UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2026

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43227	39-4989597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

817 E. 4th Street
Tulsa, Oklahoma 74120

(Address of principal executive offices, including zip code)

(918) 355-5700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Business Combination

On April 8, 2026 (the “Closing Date”), Suncrete, Inc. (the “Company”) consummated its previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement, dated October 9, 2025 (the “Business Combination Agreement”), by and among the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II”), and Concrete Partners Holding, LLC, a Delaware limited liability company (“Suncrete”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Immediately prior to the Closing, on April 8, 2026, Haymaker redeemed all of its issued and outstanding public warrants to purchase Class A Ordinary Shares of Haymaker, par value $0.0001 per share (“SPAC Class A Ordinary Shares” and such warrants, the “SPAC Public Warrants”) in exchange for (i) $2.25 in cash and (ii) 0.075 SPAC Class A Ordinary Shares per SPAC Public Warrant (the “Warrant Redemption”).

Also immediately prior to the Closing, on April 8, 2026, Haymaker transferred by way of continuation out of its jurisdiction of incorporation from the Cayman Islands and domesticated into the State of Delaware (the “Domestication” and the time at which the Domestication became effective, the “Domestication Effective Time”). At the Domestication Effective Time (a) each SPAC Class A Ordinary Share that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of Class A Common Stock of the post-Domestication SPAC, par value $0.0001 per share (“SPAC Class A Common Stock”), (b) each Class B Ordinary Share of Haymaker, par value $0.0001 per share, that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of Class B Common Stock of the post-Domestication SPAC, par value $0.0001 per share (“SPAC Class B Common Stock”), and (c) each then-issued and outstanding private warrant to purchase SPAC Class A Ordinary Shares prior to the Domestication converted automatically, on a one-for-one basis, into one private warrant to purchase SPAC Class A Common Stock (a “SPAC Private Warrant”).

On April 8, 2026, immediately following the Domestication, Merger Sub I merged with and into Haymaker (the “Initial Merger”), with Haymaker surviving the Initial Merger as a wholly owned subsidiary of the Company (the time at which the Initial Merger became effective, the “Initial Merger Effective Time”). At the Initial Merger Effective Time, among other things, (a) Haymaker Sponsor IV, LLC (“Sponsor”) distributed 2,800,000 shares of SPAC Class A Common Stock (the “Dothan Founder Shares”) and 398,800 SPAC Private Warrants to Dothan Independent GP, LP (“Dothan Independent”), (b) each share of SPAC Class A Common Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class A Common Stock of the Company, par value $0.0001 per share (“Company Class A Common Stock”), (c) each share of SPAC Class B Common Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class B Common Stock of the Company, par value $0.0001 per share (“Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) and (d) each then-outstanding SPAC Private Warrant was automatically assumed and converted into a private warrant to purchase one share of Company Class A Common Stock (“Company Warrants”).

On April 8, 2026, immediately following the Initial Merger, Merger Sub II merged with and into Suncrete (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”, and together with the Domestication, the Warrant Redemption and all other transactions contemplated by the Business Combination Agreement, the “Business Combination” and the time at which the Acquisition Merger became effective, the “Acquisition Merger Effective Time”), with Suncrete surviving the Acquisition Merger as a wholly owned subsidiary of the Company. At the Acquisition Merger Effective Time, among other things, (a) each share of Company Class B Common Stock issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than the Dothan Founder Shares) was converted into and exchanged, on a one-for-one basis, into one share of Company Class A Common Stock, (b) the Company issued 14,117,894 shares of Company Class A Common Stock to members of Suncrete, (c) the Company issued 3,481,776 shares of restricted Company Class A Common Stock upon the cancelation and conversion of the incentive units granted to management of Suncrete (“Rollover Equity Awards”), (d) the Company issued 18,414,609 shares of Company Class B Common Stock to members of Suncrete, and (e) the Company issued 2,500,000 shares of Company Class B Common Stock to Dothan Independent.

In addition, as previously disclosed, the Company previously entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which (a) immediately prior to the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 11,216,667 shares of Company Class A Common Stock and pre-funded warrants to purchase 2,525,094 shares of Company Class A Common Stock (the “Pre-Funded Warrants”) and (b) at the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 6,162,009 shares of Company Class A Common Stock.

Further, as previously disclosed, the Company previously entered into a Securities Exchange Agreement (the “Exchange Agreement”) with holders of Suncrete’s Senior Preferred Units (the “Senior Preferred Units”), pursuant to which the Company agreed to issue an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Senior Preferred Unit holders in exchange for their Senior Preferred Units (the “Exchange”). On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and the Company issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Convertible Perpetual Preferred Stock (the “Certificate of Designation”).

In connection with the closing of the Business Combination, holders of 12,628,150 SPAC Class A Ordinary Shares sold in Haymaker’s initial public offering properly exercised their right to have their shares redeemed for a pro rata portion of the trust account holding the proceeds from Haymaker’s initial public offering, and on April 8, 2026, prior to the Domestication, Haymaker redeemed 12,628,150 Class A ordinary shares for $11.57 per share (the “Public Share Redemptions”). As a result, on April 8, 2026, after giving effect to the Public Share Redemptions and payments to holders under prepaid forward agreements and before paying expenses, there was approximately $59 million remaining in the trust account.

As of the Closing Date, following the Public Share Redemptions, the issuance of the shares of Company Class A Common Stock pursuant to the PIPE Subscription Agreements, and the consummation of the Mergers, there were (i) 46,879,768 shares of Company Class A Common Stock issued and outstanding, (ii) 23,714,609 shares of Company Class B Common Stock issued and outstanding, and (iii) Company Warrants to purchase 398,800 shares of Company Class A Common Stock outstanding. The Company Class A Common Stock commenced trading on The Nasdaq Global Market (“Nasdaq”) under the symbol “RMIX” on April 9, 2026.

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Amendment and Redemption

On April 8, 2026, prior to the Warrant Redemption, Haymaker, the Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent (the “Warrant Agent”), entered into Amendment No. 1 to the Warrant Agreement (the “Warrant Amendment”) to amend that certain Warrant Agreement, dated as of July 25, 2023, by and between Haymaker and the Warrant Agent (the “Warrant Agreement”) to effect the Warrant Redemption.

The foregoing summary of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

In connection with the Initial Closing, the Company, Haymaker, and Sponsor entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) amending and restating the existing Registration Rights Agreement, dated as of July 25, 2023, by and between Haymaker and Sponsor and certain other equityholders of Haymaker, pursuant to which, among other things, the Company agreed to register for resale on Form S-1 or, if available, Form S-3, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain securities of the Company that are held by Sponsor.

Under the A&R Registration Rights Agreement, the Company agreed to indemnify holders of registrable securities and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities.

The foregoing summary of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Company Registration Rights Agreement

In addition, in connection with the closing of the Acquisition Merger, the Company, Dothan Independent and certain members of Suncrete (the “Company Members”) entered into a Registration Rights Agreement (the “Company Registration Rights Agreement”), pursuant to which certain members of Suncrete were granted customary registration rights with respect to the Company securities held by such parties following the Closing of the Business Combination. In certain circumstances, the Company Members can demand the Company’s assistance with underwritten offerings and block trades, and the Company Members are entitled to certain piggyback registration rights.

Under the Company Registration Rights Agreement, the Company agreed to indemnify the Company Members and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities.

The foregoing summary of the Company Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification of Directors and Officers

Concurrently with the Closing, the Company entered into indemnification agreements with its directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the applicable indemnified person to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of the Company, as applicable.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreements, a form of which is filed as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Purchase Agreement

On April 6, 2026, Haymaker and Pubco entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Harraden Circle Investors, LP (“HCI”), Harraden Circle Special Opportunities, LP (“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”) and Harraden Circle Concentrated, LP (“HCC”) (with HCI, HCSO, HCSI, HCC, collectively as “Seller”) for a prepaid share forward transaction. Pursuant to the terms of the Forward Purchase Agreement, the Seller has agreed to purchase up to 5,000,000 Shares (as defined in the Forward Purchase Agreement) in accordance with the terms and conditions therein. The Forward Purchase Agreement provides that the Seller will be prepaid an aggregate cash amount (the “Prepayment Amount”) equal to the (i) number of Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination (the “Initial Price”). The Seller will be paid the Prepayment Amount directly from Haymaker’s trust account on the earlier of (a) one (1) business day after the closing of the Business Combination and (b) the date any assets from the trust account are disbursed in connection with the Business Combination. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, the Seller shall terminate the Transaction in whole or in part with respect to any number of Shares that are sold by Seller on such OET Date by giving notice of such termination and the specified number of Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Company will be entitled to from Seller, and Seller shall pay to Pubco, an amount equal to (a) the Initial Price multiplied by (b) the Terminated Shares. The Forward Purchase Agreement maturity date will be the earlier of (a) 6 months after the closing of the Business Combination, or (b) ten Exchange Business Days following the date upon which Pubco, in its sole discretion, delivers written notice to Seller that Pubco is accelerating the maturity date; provided that such notice will not be effective until three months after the closing of the Business Combination. In addition, Pubco has the right, in its sole discretion, to extend the maturity up to two times by three months each time by delivering written notice to Seller at least ten Exchange Business Days in advance of the then-scheduled maturity date. At maturity, in exchange for the return of the number of remaining Shares under the Forward Purchase Agreement, the Seller shall retain an amount equal to (i) the number of Shares multiplied by (ii) the Initial Price. The Seller also agreed to waive any redemption rights with respect to the Shares during the term of the Forward Purchase Agreement.

The foregoing summary of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement Amendments

As previously disclosed, as of July 29, 2024 and as amended on October 17, 2025, certain of the Company’s subsidiaries are party to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and certain lenders party thereto (the “Lenders”) providing for a fully drawn senior secured first lien term loan facility in the aggregate principal amount of $205 million (the “Term Loan”) and a $25 million revolving credit facility (the “Revolving Credit Facility”). On March 25, 2026, certain of the Company’s subsidiaries entered into that certain Consent and Second Amendment to Credit Agreement and First Amendment to Security and Pledge Agreement (the “Second Amendment,” and the Credit Agreement, as amended by the Second Amendment and the Third Amendment (as hereinafter defined), the “Amended Credit Agreement” ) to, among other things, to permit the consummation of the Business Combination and giving effect to the Closing, to add the Company and SPAC as guarantors under the Amended Credit Agreement. On April 7, 2026, certain of the Company’s subsidiaries and, giving effect to the Closing, the Company and SPAC, entered into that certain Limited Consent and Third Amendment to Credit Agreement (the “Third Amendment”) to, among other things, permit the previously disclosed prepaid forward agreement with the Closing.

The foregoing summary of the Second Amendment and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and the Third Amendment, copies of which are attached as Exhibit 10.19 and 10.20, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Schwarz Purchase Agreement

On March 27, 2026, Eagle Redi-Mix Concrete, LLC (“Eagle Redi-Mix”), an indirect wholly owned subsidiary of the Company, and SRM, Inc. DBA Schwarz Ready Mix (“Schwarz Ready Mix”), in its capacity as representative of the selling parties, entered into the First Amendment to the Equity and Asset Purchase and Contribution Agreement (the “Schwarz Purchase Agreement Amendment”), which amends that certain Equity and Asset Purchase and Contribution Agreement, dated October 17, 2025 (the “Schwarz Purchase Agreement”), by and among Eagle Redi-Mix, SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”) and the other selling parties named therein. The Schwarz Purchase Agreement Amendment extends the deadline for payment of any unpaid portion of the Deferred Payment (as defined in the Schwarz Purchase Agreement, and as adjusted pursuant to the Schwarz Purchase Agreement from March 31, 2026 to June 30, 2026, with an automatic extension to July 31, 2026 in the event payment is not made by June 30, 2026), and provides that if amounts remain unpaid as of July 31, 2026, interest shall accrue on any such unpaid amounts from June 30, 2026 until payment is made.

The foregoing summary of the Schwarz Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Schwarz Purchase Agreement Amendment, a copy of which is attached as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Dothan Management Agreement Amendment

Pursuant to the Business Combination Agreement, on April 8, 2026, the Company entered into an amendment (the “Dothan Management Agreement Amendment”) to that certain Management and Consulting Agreement, dated as of July 29, 2024, by and between Dothan Concrete Investments Management, LLC (“Dothan Management”) and Suncrete (the “Dothan Management Agreement”). Among other things, the Dothan Management Agreement Amendment provides for (i) the assumption of the Dothan Management Agreement by the Company from Suncrete, (ii) payment by the Company to Dothan Management of diligence and integration fees in the amount of $10 million as the diligence and integration fee in consideration for the services provided by Dothan Management and its personnel to Suncrete in relation to the Business Combination, and (iii) quarterly consulting payments by Suncrete to Dothan Management. Dothan Management is an affiliate of the Company, Dothan Independent and SunTx Capital Management Corp.

The foregoing summary of the Dothan Management Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Dothan Management Agreement Amendment, a copy of which is attached as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On April 2, 2026, the Business Combination was approved by the shareholders of Haymaker at an extraordinary general meeting of its shareholders (the “Shareholder Meeting”). The Business Combination was completed on April 8, 2026. The material terms of the Business Combination are described in greater detail in the section of the Proxy Statement/Prospectus titled “The Business Combination” beginning on page 121, which information is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10. Please note that unless the context otherwise requires, all references to the business of the “Company” refer to the business of Concrete Partners Holding, LLC (doing business as Suncrete), prior to the consummation of the Business Combination, which is the business of the Company and its subsidiaries following the consummation of the Business Combination.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties.

Examples of forward-looking statements include, but are not limited to, statements with respect to the expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Suncrete, statements regarding the plans and use of proceeds, future financial condition of the Company and performance and expected financial impacts of the Business Combination on the Company’s business, and the Company’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, but are not limited to:

•	the failure to realize the anticipated benefits of the Business Combination and any transactions contemplated thereby;

•	the outcome of any potential legal proceedings that may be instituted against the Company, Suncrete, Haymaker or others following announcement of the Business Combination;

•	the failure of the Company to maintain the listing of its securities on Nasdaq;

•	costs related to the Business Combination and as a result of the Company becoming a public company;

•	changes in business, market, financial, political and regulatory conditions;

•	the ability of the Company to grow and manage growth profitably;

•	risks relating to the Company’s anticipated operations and business, including the success of any future acquisitions;

•	the Company’s ability to retain its management and key employees;

•	the risk that issuances of equity or debt securities, including issuances of equity securities in connection with the Company’s acquisition strategy, may adversely affect the value of the Company’s common stock and dilute its stockholders;

•	the risk that the Company experiences difficulties managing its growth and expanding operations following the consummation of the Business Combination;

•	challenges in implementing the business plan, due to lack of an operating history, operational challenges, significant competition and regulation; and

•	other risks and uncertainties described in this Current Report on Form 8-K, including those under the section entitled “Risk Factors.”

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information about Suncrete” on page 233, and such information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 50 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

Information responsive to Item 2 of Form 10 is set forth in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Suncrete, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The description of the Company’s quantitative and qualitative disclosures about market risk is incorporated herein by reference to the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Suncrete attached hereto as Exhibit 99.3.

Properties

The description of the Company’s properties is contained in the Proxy Statement/Prospectus in the section titled “Information about Suncrete – Properties,” on page 243 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Company Common Stock, as of the Closing Date, following the consummation of the Business Combination, by:

•	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on the Closing Date;

•	each of the Company’s officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of shares of the Company Common Stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 46,879,768 shares of Company Class A Common Stock issued and outstanding immediately following the completion of the Business Combination, (ii) 23,714,609 shares of Company Class B Common Stock issued and outstanding immediately following the completion of the Business Combination and (iii) 398,800 Company Warrants of the Company, each whole warrant to become exercisable for one share of common stock.

Name of Beneficial Owners(1)	Shares of Company Class A Common Stock	Percentage of Company Class A Common Stock	Shares of Company Class B Common Stock	Percentage of Company Class B Common Stock	Combined Voting Power(2)
Five Percent Holders of Company
FMR LLC(3)	6,162,009	13.1%	-	-	2.2%
Alyeska Master Fund, LP(4)	4,641,097	9.99%	-	-	1.6%
Haymaker Sponsor IV LLC(5)	3,639,267	7.7%	-	-	1.3%
Dothan Independent GP, LP(6)	398,800	*	5,300,000	22.3%	18.8%
Dothan Concrete Investors, LLC(7)	-	-	18,414,609	77.7%	64.8%
Eaglesnest Investments, LLC(8)	4,808,790	10.3%	-	-	1.7%
Directors and Executive Officers
Randall Edgar(9)	4,808,790	10.3%	-	-	1.7%
Ned N. Fleming, III(10)	398,800	*	23,714,609	100.0%	83.5%
Andrew R. Heyer(5)	3,639,267	7.8%	-	-	1.3%
William Holden(11)	225,605	*	-	-	*
Bretton Johnston	-	-	-	-	-
Mark R. Matteson(12)	-	-	18,414,609	77.7%	64.8%
David Rees-Jones	-	-	-	-	-
Tommy Wentroth(13)	449,261	1.0%	-	-	*
Mark Jones(14)	898,521	1.9%	-	-	*
All Company directors and executive officers as a group (9 persons)	9,521,723	20.3%	23,714,609	100.0%	87.0%

*	Less than 1% of the outstanding shares.

(1) Unless otherwise noted, the business address of each of the following entities or individuals is 817 E. 4th Street, Tulsa, Oklahoma 74120.

(2) Represents the voting power with respect to all shares of Company Class A Common Stock and Company Class B Common Stock outstanding, voting as a single class. Shares of Company Class A Common Stock are entitled to one vote per share, and shares of Company Class B Common Stock are entitled to 10 votes per share.

(3) These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(4) Consists of (i) 4,141,573 shares of Company Class A Common Stock and (ii) Pre-Funded Warrants exercisable for up to 2,525,094 shares of Common Stock, subject to a 9.99% beneficial ownership limitation provision. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(5) Consists of (i) 75,000 private placement warrants and (ii) 3,564,267 shares of Company Class A Common Stock held by Haymaker. Steven J. Heyer and Andrew R. Heyer are managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The principal business address of Sponsor is 501 Madison Avenue, Floor 5, New York, NY 10022.

(6) Consists of shares of Company Class A Common Stock issuable upon the exercise of 398,800 Company Warrants and 5,300,000 shares of Company Class B Common Stock. Dothan Sponsor, LLC (“Dothan Sponsor”) is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. Each of Dothan Sponsor and Mr. Fleming may be deemed to beneficially own securities of Company held by Dothan Independent. Each such person and entity disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(7) Dothan Concrete Manager, LLC (“Dothan Concrete Manager”) is the managing member of Dothan Concrete Investors, LLC (“Dothan Concrete Investors”). The manager of Dothan Concrete Manager is SunTx Capital Management Corp. (“SunTx Capital Management”). Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. Mark R. Matteson, a director of the Company, is an executive officer of SunTx Capital Management. Each of Dothan Concrete Manager, SunTx Capital Management, Mr. Fleming and Mr. Matteson may be deemed to beneficially own securities of the Company held by Dothan Concrete Investors. Each such entity and person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address of each of Messrs. Fleming and Matteson, SunTx Capital Management and Dothan Concrete Manager is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(8) Eaglesnest Investments, LLC (“Eaglesnest”) is controlled by Randall Edgar, the Chief Executive Officer and a director of Company. Mr. Edgar may be deemed to beneficially own securities of Company held by Eaglesnest. Mr. Edgar disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for Eaglesnest is 405 N Main St. 6E, Tulsa, OK 74103.

(9) Includes shares of Company Class A Common Stock held by Eaglesnest. See footnote 8 above.

(10) Includes (i) shares of Company Class B Common Stock held by Dothan Independent and Dothan Concrete Investors and (ii) shares of Company Class A Common Stock issuable upon the exercise of 398,800 Company Warrants held by Dothan Independent. See footnotes 4 and 5 above.

(11) Consists of 225,606 shares of restricted Company Class A Common Stock.

(12) Includes shares of Company Class B Common Stock held by Dothan Concrete Investors. See footnote 7 above.

(13) Consists of 451,211 shares of restricted Company Class A Common Stock, one-third of such vest on each of December 9, 2027, 2028 and 2029, respectively, subject to continued service with the Company.

(14) Consists of 898,521 shares of restricted Company Class A Common Stock one-third of such vest on each of December 9, 2027, 2028 and 2029, respectively, subject to continued service with the Company.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” on page 266 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Director and Executive Compensation

Information regarding the compensation of the named executive officers of the Company before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation – Suncrete” beginning on page 263 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Information regarding the compensation of the Company’s board of directors (the “Board”) before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation — Non-Employee Director Compensation Program,” beginning on page 264 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

At the Shareholder Meeting held on April 2, 2026, Haymaker’s shareholders approved the Suncrete, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”) and the Suncrete, Inc. Employee Stock Purchase Plan (the “ESPP”), which were previously adopted by the Board. A description of the material terms of the 2026 Plan is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal No. 6 – The 2026 Plan Proposal” beginning on page 192 of the Proxy Statement/Prospectus, which is incorporated herein by reference, and a description of the material terms of the ESPP is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal No. 7 – The ESPP Proposal” beginning on page 201 of the Proxy Statement/Prospectus, which is incorporated herein by reference

The foregoing description of the 2026 Plan and the ESPP does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2026 Plan and the ESPP, copies of which are attached as Exhibits 10.9 and 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of Haymaker and Suncrete are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” beginning on page 296 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management Following the Business Combination – Director Independence; Controlled Company Exemption,” beginning on page 269 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement – Amended and Restated Registration Rights Agreement,” “Item 1.01 Entry into a Material Definitive Agreement – Company Registration Rights Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers – Suncrete, Inc. 2026 Omnibus Incentive Plan” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

 The Board has adopted a written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate in any fiscal year, and in which a related party had or will have a direct or indirect material interest.

Under the policy, the audit committee of the Board reviews transactions covered by this policy to determine, among other things:

•	whether the terms of the transaction are fair to the Company, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related party;
•	whether there are demonstrable business reasons for the Company to enter into the transaction;
•	whether the transaction is material to the Company;
•	the role the related party played in arranging the transaction;
•	whether the transaction could impair the independence of a director; and
•	the interests of all related parties in the transaction.

A related party transaction will only be approved or ratified by the audit committee if the audit committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to the Company. In addition, under the Company’s Code of Business Conduct and Ethics, directors and executive officers have an affirmative responsibility to seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Board.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Suncrete – Legal Proceedings” on page 244, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Following the Closing of the Business Combination, the Company Class A Common Stock began trading on The Nasdaq Global Market under the symbol “RMIX” on April 9, 2026. The Company has not paid any cash dividends on the Company Common Stock to date.

The Board, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the Company Common Stock. It is not contemplated that the Company will pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Suncrete Securities,” beginning on page 288 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary information.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in “Introductory Note” above regarding the PIPE Subscription Agreements and the Exchange Agreement is incorporated herein by reference.

In connection with the Business Combination, Haymaker and the Company previously entered into subscription agreements (the “Original Subscription Agreements”) with certain PIPE Investors for an aggregate commitment amount of approximately $105.5 million in shares of Company Class A Common Stock and, in certain circumstances, Pre-Funded Warrants to purchase Company Class A Common Stock (the “PIPE Investment”). On March 27, 2026, Haymaker and the Company entered into a subscription agreement (the “New Subscription Agreement,” collectively with the Original Subscription Agreements, the “PIPE Subscription Agreements”) with an additional PIPE Investor for a commitment amount of $61.6 million, bringing the aggregate total subscription amount of the PIPE Investment to $167.1 million. Haymaker and the Company also agreed to afford the existing PIPE Investors the benefit of the additional rights set forth in the New Subscription Agreement.

Immediately prior to the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 11,216,667 shares of Company Class A Common Stock and 2,525,094 Pre-Funded Warrants. At the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 6,162,009 shares of Company Class A Common Stock.

The foregoing descriptions of the Original Subscription Agreements and the New Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms thereof, which are attached hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference.

Further, as previously disclosed, the Company previously entered into the Exchange Agreement with holders of Senior Preferred Units, pursuant to which the Company would issue an aggregate of 26,000 shares of Series A Preferred Stock to such Senior Preferred Unit holders in exchange for their Senior Preferred Units. On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and the Company issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation.

The foregoing description of the Exchange Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and the Certificate of Designation, which are attached hereto as Exhibits 10.7 and 3.3, respectively, and are incorporated herein by reference.

The Series A Preferred Stock, the shares of Company Class A Common Stock issuable upon conversion of the Series A Preferred Stock and the securities issued or issuable in connection with the PIPE Investment were not or will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

At the Shareholder Meeting, Haymaker’s shareholders approved an Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to replace the Company’s current certificate of formation following the Business Combination. The Certificate of Incorporation, among other things, increased the total number of authorized shares of the Company’s capital stock to 510,000,000 shares, divided into three classes consisting of (a) 400,000,000 shares of Company Class A Common Stock, (b) 100,000,000 shares of Company Class B Common Stock, and (c) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of any Preferred Stock, directors on the Board may only be removed for cause by the affirmative vote of the holders of at least a majority of the voting power of then-outstanding shares of Company Common Stock entitled to vote in the election of directors; provided, however, that once no shares of Company Class B Common Stock remain outstanding, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66-2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. The terms of the Certificate of Incorporation are described in greater detail in the Proxy Statement/Prospectus in the sections titled “Shareholder Proposal No. 3 – The Organizational Documents Proposal” and “Shareholder Proposal No. 4 – The Advisory Organizational Documents Proposal” beginning on page 176 and page 178, respectively, of the Proxy Statement/Prospectus and are incorporated herein by reference. The Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date.

On the Closing Date, the Board approved and adopted the Amended and Restated By-Laws of the Company (the “Bylaws”), effective as of the Closing.

Immediately prior to the Acquisition Merger Effective Time, the Company filed with the Secretary of State of the State of Delaware of the Certificate of Designation. The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock are set forth in the Certificate of Designation. The terms of the Certificate of Designation are described in greater detail in that certain Supplement to the Proxy Statement/Prospectus, filed with the SEC on March 27, 2026, which is incorporated herein by reference.

Copies of the Certificate of Incorporation, the Bylaws and the Series A Certificate of Designation are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 8, 2026, the audit committee of the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026, subject to the completion of Grant Thornton’s standard client acceptance procedures, Grant Thornton’s appointment will be effective upon the filing of the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2026. Grant Thornton served as the independent registered public accounting firm of Suncrete prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on April 8, 2026 that it would not be retained to serve as the Company’s independent registered public accounting firm upon the filing of the Company’s quarterly report on Form 10-Q for the three months ended March 30, 2026. The termination of the engagement of Withum was approved by the audit committee.

The report of Withum on the Company’s consolidated financial statements as of and for the year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained a paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition and subsequent dissolution.

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through April 8, 2026, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304 (a)(1)(v) of Regulation S-K).

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through April 8, 2026, neither the Company nor anyone on the Company’s behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S- K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated April 14, 2026, is attached as Exhibit 16.1 to this Report.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal No. 1 – The Business Combination Proposals,” on page 171 which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

The information set forth above in the sections titled “Management Following the Business Combination,” “Executive Compensation – Suncrete,” “Certain Relationships and Related Person Transactions” and “Indemnification of Directors and Officers” under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On April 8, 2026, the Board appointed Mr. Mark Jones as the Chief Operating Officer of the Company, effective April 8, 2026.

Mr. Jones, age 56, has served in senior leadership roles at Suncrete since its original founding as Eagle Redi-Mix Concrete in 2008, including Vice President, Executive Vice President, and President. Mr. Jones has more than 35 years of experience in the construction materials industry, with a background spanning geotechnical engineering, concrete production, operations management, and executive leadership. Prior to joining Eagle Redi-Mix Concrete, he served in multiple operational and management roles at Mid-Continent Concrete Company for ten years. At Mid-Continent, Jones’ roles included Quality Control Manager, Operations and Production Manager, General Manager of Material Logistics, and ultimately Vice President of Mid-Continent Concrete, a role he continued for Mexican cement producer Grupo Cementos de Chihuahua following their acquisition of Mid-Contient.

There are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was selected to serve as the Company’s Chief Operating Officer. There is no family relationship between Mr. Jones and any director or executive officer of the Company. There are no transactions between Mr. Jones and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.

Suncrete, Inc. 2026 Omnibus Incentive Plan

At the Shareholder Meeting held on April 2, 2026, Haymaker’s shareholders approved the 2026 Plan, which was previously adopted by the Board. A description of the material terms of the 2026 Plan is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal No. 6 – The 2026 Plan Proposal” beginning on page 192 of the Proxy Statement/Prospectus, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the 2026 Plan, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Suncrete, Inc. Employee Stock Purchase Plan

At the Shareholder Meeting held on April 2, 2026, Haymaker’s shareholders approved the ESPP, which was previously adopted by the Board. The ESPP became effective immediately upon the Closing of the Business Combination. A description of the material terms of the ESPP is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal No. 7 – The ESPP Proposal” beginning on page 201 of the Proxy Statement/Prospectus, which is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the ESPP, a copy of which is attached as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, the Board adopted a Code of Business Conduct and Ethics (the “Code”) applicable to the Company’s employees, officers and directors. The Company intends to post any legally required disclosures regarding amendments to or any waivers from a provision of the Code on our website. A copy of the Code can be found on the Company’s Investor Relations website at suncrete.com/investors. The information contained on the Company’s website shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal No. 1 – The Business Combination Proposals” beginning on page 171 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The consolidated financial statements of the Company as of December 31, 2025 and for the period from September 30, 2025 (inception) to December 31, 2025, and the related notes thereto are attached as Exhibit 99.1 hereto and are incorporated herein by reference.

The financial statements of Concrete Partners Holdings, LLC as of December 31, 2025 and 2024 and for the three year period ended December 31, 2025, and the related notes thereto are attached as Exhibit 99.2 hereto and are incorporated herein by reference. Also included as Exhibit 99.3 and incorporated herein by reference is Management’s Discussion and Analysis of Financial Condition and Results of Operations of Concrete Partners Holdings, LLC for the twelve months ended December 31, 2025.

The consolidated financial statements of Haymaker Acquisition Corp. 4 as of December 31, 2025 and 2024 and for the two year period ended December 31, 2025, and the related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Haymaker Acquisition Corp. 4. for the twelve months ended December 31, 2025 are incorporated herein by reference to Haymaker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by Haymaker with the SEC on March 30, 2026.

The consolidated financial statements of SRM, Inc. dba Schwarz Ready Mix as of October 17, 2025 and for the period from January 1, 2025 to October 17, 2025, and the related notes thereto are attached as Exhibit 99.5 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Suncrete, Haymaker and the Company as of and for the year ended December 31, 2025 is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1†	Business Combination Agreement (Incorporated by reference to Exhibit 2.1 to Haymaker’s Current Report on Form 8-K/A, filed with the SEC on October 14, 2025).
2.2#	Equity and Asset Purchase and Contribution Agreement, dated October 17, 2025, by and among SRM, Inc., SRM Leasing, LLC, Schwarz Sand, LLC, certain equity holders of SRM, Inc., SRM Leasing, LLC, Schwarz Sand, LLC, certain other transaction beneficiaries and SRM, Inc., in its capacity as a representative of the selling parties (Incorporated by reference to Exhibit 2.2 to the Company’s Amendment No. 2 to the Form S-4, filed with the SEC on February 4, 2026).
2.3*	First Amendment to Equity Asset Purchase and Contribution Agreement, dated March 27, 2026, by and between Eagle Redi-Mix Concrete, LLC and SRM, Inc. DBA Schwarz Ready Mix, in its capacity as representative of the selling parties.
3.1*	Amended and Restated Certificate of Incorporation of Suncrete, Inc.
3.2*	Amended and Restated By-Laws of Suncrete, Inc.
3.3*	Certificate of Designation for the Series A Convertible Perpetual Preferred Stock.
4.1	Warrant Agreement, dated July 25, 2023, by and between Haymaker and Continental Stock Transfer & Trust Company, as Warrant Agent (Incorporated by reference to Exhibit 4.1 to Haymaker’s Current Report on Form 8-K, filed with the SEC on July 31, 2023).
4.2*	Amendment No. 1 to Warrant Agreement, dated April 8, 2026, by and between Haymaker and Continental Stock Transfer & Trust Company.
4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Haymaker’s Registration Statement on Form S-1/A (File No. 333-273117), filed with the SEC on July 17, 2023).
10.1*	Amended and Restated Registration Rights Agreement, dated April 8, 2026, by and among the Company and Sponsor.
10.2*	Registration Rights Agreement, dated April 8, 2026, by and among the Company, Dothan Concrete, Dothan Independent and Eaglesnest Investments, LLC.
10.3	Sponsor Support Agreement, dated October 9, 2025, by and among Haymaker, the Company, Suncrete and the other parties signatory thereto (Incorporated by reference to Exhibit 10.2 to Haymaker’s Current Report on Form 8-K, filed with the SEC on October 10, 2025 (as amended on October 14, 2025)).
10.4	Form Company Support Agreement (Incorporated by reference to Exhibit 10.1 to the Haymaker’s Current Report on Form 8-K, filed with the SEC on October 10, 2025 (as amended on October 14, 2025)).
10.5	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.3 to the Haymaker’s Current Report on Form 8-K, filed with the SEC on October 10, 2025 (as amended on October 14, 2025)).
10.6	Form of Subscription Agreement (Incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2026).
10.7*#	Securities Exchange Agreement, dated March 26, 2026, by and between the Company, Suncrete and the holders signatory thereto.
10.8	Forward Purchase Agreement, dated April 6, 2026, by and between the Company, Haymaker and Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP, Harraden Circle Strategic Investments, LP, Harraden Circle Concentrated, LP (Incorporated by reference to Exhibit 10.1 to Haymaker’s Current Report on Form 8-K, filed with the SEC on April 7, 2026).
10.9*+	Suncrete, Inc. 2026 Omnibus Incentive Plan.
10.10*+	Suncrete, Inc. Employee Stock Purchase Plan.
10.11*+	Form of Restricted Stock Award Agreement.
10.12*+	Form of Restricted Stock Unit Agreement.
10.13*+#	Form of Performance Stock Unit Award Agreement (Officers).
10.14*+	Form Restricted Stock Award Agreement (Outside Incentive Plan).
10.15*+	Form Restricted Stock Award Agreement (Heyer).
10.16	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 2 to the Form S-4, filed with the SEC on February 4, 2026).
10.17#	Credit Agreement, dated July 29, 2024, by and among Concrete Partners, LLC, Concrete Partners Holding, LLC, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (Incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 2 to the Form S-4, filed with the SEC on February 4, 2026).
10.18#	First Amendment and Increase to Credit Agreement, dated October 17, 2025, by and among Concrete Partners, LLC, Concrete Partners Holding, LLC, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC, Schwarz Sand, LLC and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (Incorporated by reference to Exhibit 10.15 to the Company’s Amendment No. 2 to the Form S-4, filed with the SEC on February 4, 2026).
10.19*#	Consent and Second Amendment to the Credit Agreement and First Amendment to the Security and Pledge Agreement, dated March 25, 2026, by and among Concrete Partners, LLC, Concrete Partners Holding, LLC, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC, Schwarz Sand, LLC and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer.
10.20*#	Limited Consent and Third Amendment to Credit Agreement, dated April 7, 2026, by and among Concrete Partners, LLC, Concrete Partners Holding, LLC, Eagle Concrete Holdings, LLC, Eagle Redi-Mix Concrete, LLC, RAM Transportation, LLC, Schwarz Sand, LLC, the Company, Haymaker and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer.
10.21	Management and Consulting Agreement, dated as of July 29, 2024, by and between Concrete Investments Management, LLC and Suncrete (Incorporated by reference to Exhibit 10.12 to the Company’s Amendment No. 2 to the Form S-4, filed with the SEC on February 4, 2026).
10.22*	Amendment No. 1 to Management and Consulting Agreement, by and among the Company, Suncrete and Dothan Concrete Investments Management, LLC.
14.1*	Suncrete, Inc. Code of Business Conduct and Ethics.
16.1*	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated April 14, 2026.
21.1*	List of Subsidiaries.
99.1*	Condensed financial statements of Suncrete, Inc. and its subsidiaries for the year ended December 31, 2025, and the noted related thereto.
99.2*	Financial statements of Concrete Partners Holding, LLC for the year ended December 31, 2025, and the notes related thereto.
99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Concrete Partners Holding, LLC for the twelve months ended December 31, 2025 and 2024.
99.4*	Unaudited pro forma financial statements of Suncrete, Inc.
99.5*	Financial statements of SRM, Inc. dba Schwarz Ready Mix as of October 17, 2025 and for the period from January 1, 2025 to October 17, 2025, and the notes related thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.
#	Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrants agree to furnish a copy of any omitted schedules to the SEC upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCRETE, INC.

Date: April 14, 2026	By:	/s/ Randall Edgar
		Name:	Randall Edgar
		Title:	Chief Executive Officer